Exhibit 99.1

VERB TECHNOLOGY COMPANY, INC. ANNOUNCES $4.0 MILLION

REGISTERED DIRECT OFFERING

NEWPORT BEACH, Calif. and LEHI, Utah, October 26, 2022 (GLOBE NEWSWIRE) – Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), a leader in interactive video-based sales enablement applications, including shoppable livestream, today announced it has entered into securities purchase agreements with institutional investors for the purchase and sale of 12,500,000 shares of the Company’ common stock, par value $0.0001 per share (the “Common Shares”), pursuant to a registered direct offering (the “Offering”), and warrants to purchase up to 12,500,000 Common Shares (the “Warrants”). The combined purchase price for one Common Share and one Warrant will be $0.32. The Warrants will have an exercise price of $0.34 per Common Share, will be exercisable six months following the date of issuance and will expire five years from the initial date of exercise.

The aggregate gross proceeds from the Offering will be approximately $4.0 million before deducting fees and other estimated expenses. The Company expects to use the net proceeds from the Offering for working capital and other general corporate purposes. The Offering is expected to close on or about October 28, 2022, subject to the satisfaction of customary closing conditions and the receipt of regulatory approvals.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the Offering.

The Company has also amended the terms of the warrants issued to certain institutional investors in the April 2022 registered direct offering that are also purchasing shares in this Offering to reduce the exercise price of such warrants to $0.34 and to provide that the warrants will be exercisable commencing six months from the date of the amendment.

The Offering is being made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-264038) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2022. A prospectus supplement describing the terms of the Offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), the market leader in interactive video-based sales applications, transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology and is comprised of a suite of sales enablement business software products offered on a subscription basis. Its software applications are used by hundreds of thousands of people in over 100 countries and in more than 48 languages. VERB’s clients include large sales-based enterprises as well as small business sales teams, including the sales and marketing departments of professional sports teams. MARKET.live is VERB’s multi-vendor, multi-presenter, livestream social shopping platform at the forefront of the convergence of ecommerce and entertainment. With approximately 150 employees and contractors, the Company is headquartered in Lehi, Utah, and maintains offices in Newport Beach, California.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the ability to consummate the Offering, the timing of the closing of the Offering and filing of a prospectus supplement. These forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Some of these risks, uncertainties and other factors are described in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports Form 10-Q, as well as in the registration statement and prospectus relating to the Offering. The forward-looking statements in this press release are based on information available to us as of the date hereof. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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